EXHIBIT 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of the 4th day of May 2026 between ASBURY AUTOMOTIVE GROUP, INC., a Delaware Corporation (the “Company”), and Daniel Clara (“Executive”) (together, Company and Executive may sometimes each be referred to herein as a “Party” and together as the “Parties”).

WHEREAS, in connection with its executive succession planning process, the Board of Directors of the Company desires to appoint Executive as President and Chief Executive Officer of the Company effective as of May 4, 2026 (the “Promotion Date”), subject to his continuous employment with the Company through the Promotion Date.

NOW, THEREFORE, the Parties agree as follows:

1.    Definitions.

(a)    “Affiliate” means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

(b)    “Applicable Period” means the period of Executive's employment with the Company and for one (1) year after termination of his employment with the Company.

(c)    “Area” means a fifty-mile radius of any address set forth in Exhibit A.

(d)    “Board of Directors” means the Board of Directors of the Company.

(e)    “Cause” means the occurrence of any of the following events: (i) conduct by Executive that amounts to willful misconduct, failure to follow any written lawful directive from the Board of Directors, or gross negligence; (ii) any act by Executive of fraud, misappropriation, dishonesty, misrepresentation or embezzlement against the Company or an Affiliate; (iii) conviction of Executive for, or a plea of nolo contendere by Executive to, a felony or misdemeanor, other than traffic violations and/or similar class C misdemeanors or offenses; (iv) a material breach of the Agreement by Executive.

(f)    “Change in Control” shall have the meaning set forth in the Company’s 2019 Equity and Incentive Compensation Plan.

(g)    “Company Information” means Confidential Information and Trade Secrets as those terms are defined below.

(h)    “Confidential Information” means data and information relating to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to Executive or of which Executive became aware as a consequence of or through his relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or that has been independently developed and disclosed by others, or that otherwise entered the public domain through lawful means.

(i)    “Disability” means the inability of Executive to perform any of his duties hereunder due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be chosen and engaged by the Company), for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period (if such periods also surpass the maximum time for leave permitted by law).

(j)    “Good Reason” means the occurrence of any of the following events without Executive's written consent which is not corrected by the Company within sixty (60) days after Executive's written notice to the Company of the same: (i) the nature of Executive's duties or the scope of his responsibilities are materially diminished without Executive's written consent, (ii) the Company changes the location of Executive's place of employment to more than fifty (50) miles from its present location, (iii) a material breach of this Agreement by the Company, or (iv) a change in Base Salary to an amount below $1,100,000.00, except where agreed to by Executive.

(k)    “Termination Date” means the date which corresponds to the first to occur of (i) the death or Disability of Executive, (ii) the last day of the Term as provided in Section 4(a) below or (iii) the date set forth in a notice given pursuant to Section 4(b) below.

(l)    “Trade Secrets” means information including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, or as otherwise defined by applicable state law. The provisions in this Agreement restricting the use of Trade Secrets shall survive termination of this Agreement for so long as is permitted by law.
(m)    “Work” means a copyrightable work of authorship, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs and any contribution to such materials.

2.    Terms and Conditions of Employment.

(a)    Employment. Effective as of May 4, 2026 (the “Promotion Date”), the Company hereby employs Executive as President and Chief Executive Officer and Executive accepts such employment with the Company or any of its Affiliates in such capacity. Executive shall report to the Board of Directors and shall have such authority and responsibilities and perform such duties as shall reasonably be assigned to Executive from time to time by the Board of Directors.

(b)    Exclusivity. Throughout Executive's employment hereunder, Executive shall devote substantially all Executive's time, energy and skill during regular business hours to the performance of the duties of Executive's employment (vacations and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company. However, Executive shall be entitled to (i) engage in civic and charitable activities, (ii) manage passive personal investments, and (iii) with the consent of the Board of Directors (which shall not be unreasonably withheld), serve on the board of directors of one corporation not in competition with the Company; provided that none of the foregoing activities shall, individually or in the aggregate, interfere with Executive's ability to devote the requisite time and effort to the performance of his duties and responsibilities under this Agreement. Executive's principal office shall be in the Company’s Atlanta, Georgia headquarters, provided that Executive acknowledges that Executive's duties hereunder shall be performed, from time to time, at such other place or places as the interests, needs, businesses or opportunities of the Company shall require.

3.    Compensation.

(a)    Base Salary. In consideration for Executive's services hereunder, during the Term and beginning on the Promotion Date, the Company shall pay to Executive an annual base salary (the “Base Salary”) in the amount of $1,100,000.00, pro rated for the first year. Executive's annual base salary shall be reviewed periodically by the Company and may be increased from time to time. The Company shall pay the annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company require.
(b)    Bonus. In addition to the annual base salary payable under Section 3(a) hereof, during the Term, and beginning following the Promotion Date, Executive shall be entitled to discretionary annual bonuses targeted at 125% ($1,375,000 annualized) of Executive's base salary (the “Target Annual Bonus”). The actual amount of bonus paid annually will be determined by the Compensation Committee based on its evaluation of Executive's performance using reasonable performance objectives determined by the Compensation Committee. To the extent earned, the annual bonus, or any portion thereof, will be paid on the date on which annual bonuses are paid generally to the Company's senior executives, but in no event following the later of (i) the fifteenth (15th) day of the third (3rd) month following the close of the Company's fiscal year in which the annual bonus is earned or (ii) March 15th of the calendar year following the calendar year in which the annual bonus is earned (in either case, the “Bonus Payment Date”).

(c)    Equity-Based Compensation. During the Term and beginning following the Promotion Date, Executive shall be eligible for annual grants of equity or other long-term incentive awards, taking into account performance and other factors as determined by the Compensation Committee in its sole discretion, with a target of $3,800,000.

(d)    The annual grant of equity will be issued in the form of (i) 40% restricted shares and (ii) 60% performance share units as defined under the Company’s 2019 Equity and Incentive Compensation Plan. The normal and customary equity grant cycle is in February. In addition to the annual grant of equity, the Company shall grant Executive a one-time equity award of $2,300,000.00 in the same form (40% restricted shares and 60% performance share units) as Executive’s annual grant. This award will be issued as soon as practicable following the Commencement Date and vest ratably over three (3) years. At all times, Executive shall be subject to the Company's current stock ownership guidelines.

(e)    Vacation. Executive shall be entitled to no less than four (4) weeks of vacation per year.

(f)    Expenses. During the Term, Executive shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by Executive in connection with the performance of Executive's duties of employment hereunder. However, Executive shall upon request and as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies adopted by the Company or as required for tax purposes.

(g)    Benefits. In addition to the benefits payable to Executive specifically described herein, during the Term Executive shall be entitled to such benefits as generally may be made available to Executives of the Company from time to time.

(h)    Automobiles. During the Term, Executive shall be entitled to the use of one demonstrator automobile. Additionally, Executive shall be entitled to an $800/month car allowance for purchase and/or leasing of a vehicle of Executive's choosing.

4.    Term, Termination and Termination Payments.

(a)    Term. The term of this Agreement shall commence as of the Promotion Date and shall expire on May 4, 2027 (the “Initial Term”), with automatic extensions for successive additional one-year terms (each, a “Renewal Term”), as provided herein, unless sooner terminated as provided in Section 4(b) (collectively, the Initial Term and any Renewal Term(s), the “Term”). This Agreement shall be extended for an additional one (1)-year period unless either party gives prior written notice of termination at least one-hundred and eighty (180) days before the end of the Initial Term or any Renewal Term. In the event prior written notice of termination is given, this Agreement shall terminate at the end of the remaining Term then in effect.

(b)    Termination. This Agreement and Executive's employment by the Company hereunder may only be terminated before expiration of the Initial Term or prior to the end of any Renewal Term (i) by mutual agreement of Executive and the Company; (ii) by Executive with Good Reason upon not less than thirty (30) days' written prior notice to the Company by Executive;

(iii) by Executive without Good Reason upon not less than thirty (30) days' written prior notice to the Company by Executive after expiration of the sixty (60) day cure period referenced in the definition of “Good Reason” included at Paragraph 1(j) of this Agreement, (iv) by the Company without Cause immediately upon written prior notice to Executive; (v) by the Company for Cause immediately upon written notice to Executive, or (vi) by the Company or Executive immediately due to the Disability of Executive. This Agreement shall also terminate immediately upon the death of Executive. Notice of termination by either the Company or Executive shall be given in writing. Effective immediately upon the termination of Executive's employment with the Company, Executive shall cease to be an officer and/or a director of the Company and/or all of its Affiliates.

(c)    Severance (Expiration of Agreement). In the event that during the Term the Company elects by written notice not to extend the Term and Executive will not have attained age 65 at the expiration of the then current Term, subject to Sections 4(f) and (g) below, Executive shall be entitled to: (1) 100% of Base Salary, plus 100% of Target Annual Bonus, payable monthly in equal installments during the period commencing on the date of Executive's termination of employment and ending on the 12-month anniversary thereof (the “12-Month Period”); (2) a Pro-Rated Target Annual Bonus, which Pro-Rated Target Annual Bonus will be based on actual performance of the Company for the year in which the Executive's termination of employment occurs, calculated according to the formula determined by the Board of Directors in its sole discretion, and payable when other Company bonuses are paid for such year, but in no event later than the Bonus Payment Date; and (3) continued participation during the 12-Month Period in health, dental, disability, and life insurance plans at the same level of coverage and Executive contribution as was in effect immediately prior to Executive's termination of employment; provided, however, that if (A) any plan pursuant to which such health and dental benefits are provided is not, or ceases prior to the expiration of the 12-Month Period to be, exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), (B) the Company cannot provide the health, dental, disability and/or life insurance benefits without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), or (C) the Company is otherwise unable under applicable law to continue to cover Executive or Executive's dependents under its group health, dental, disability and/or life insurance plans without violating a prohibition on such coverage or incurring penalties and/or additional taxes as a result of such coverage, then, in any such case, an amount equal to each remaining premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the 12-Month Period (or the remaining portion thereof). Additionally, all equity and long-term incentive awards not vested as of the effective end date of the Agreement, but due to vest in the first 364 days following the effective end date of the Agreement, will become 100% vested on the effective end date of the Agreement. The payment of severance shall be conditioned upon Executive's signing (and not revoking within the revocation period, if any, provided pursuant to the applicable release agreement) of a general release in favor of the Company. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or Executive under any other agreement or plan to which Executive is a party or of which Executive is a beneficiary.

(d)    Severance (No Change In Control). Upon termination of this Agreement by the Company without Cause or by the Executive for Good Reason when no Change In Control has occurred, subject to Sections 4(f) and (g) below, Executive shall be entitled to: (1) 100% of Base Salary, plus 100% of Target Annual Bonus, payable monthly in equal installments during the 12-Month Period; (2) a Pro-Rated Target Annual Bonus, which Pro-Rated Target Annual Bonus will be based on actual performance for the year in which the Executive's termination of employment occurs, calculated according to the formula determined by the Board of Directors in its sole discretion, and payable when other Company bonuses are paid for such year, but in no event later than the Bonus Payment Date; and (3) continued participation during the 12-Month Period in health, dental, disability, and life insurance plans at the same level of coverage and Executive contribution as was in effect immediately prior to Executive's termination of employment; provided, however, that if (A) any plan pursuant to which such health and dental benefits are provided is not, or ceases prior to the expiration of the 12-Month Period to be, exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), (B) the Company cannot provide the health, dental, disability and/or life insurance benefits without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), or (C) the Company is otherwise unable under applicable law to continue to cover Executive or Executive's dependents under its group health, dental, disability and/or life insurance plans without violating a prohibition on such coverage or incurring penalties and/or additional taxes as a result of such coverage, then, in any such case, an amount equal to each remaining premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the 12-Month Period (or the remaining portion thereof). Additionally, if Executive is terminated other than for Cause or if Executive terminates for Good Reason, all equity and long-term incentive awards not vested as of the effective termination date, but due to vest in the first 364 days following the effective termination date, will become 100% vested on the effective termination date. The payment of severance shall be conditioned upon Executive's signing (and not revoking within the revocation period, if any, provided pursuant to the applicable release agreement) of a general release in favor of the Company. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or Executive under any other agreement or plan to which Executive is a party or of which Executive is a beneficiary.

(e)    Severance (Change in Control). If within 2 years following a Change in Control (as defined herein), Executive is terminated without Cause or resigns for Good Reason, subject to Sections 4(f) and (g) below, Executive shall be entitled to: (1) 200% of Base Salary, plus 200% of Target Annual Bonus, payable in a single lump sum; (2) a pro-rated bonus based on Target Annual Bonus for the year in which the Executive's termination of employment occurs, payable in a single lump sum when other Company bonuses are paid for such year, but in no event later than the Bonus Payment Date; and (3) continued participation for the period commencing on the date of Executive's termination of employment and ending on the 24-month anniversary thereof (the “24-Month Period”) in health, dental, disability, and life insurance plans at the same level of coverage and Executive contribution as was in effect immediately prior to Executive's termination of employment; provided, however, that if (A) any plan pursuant to which such health and dental benefits are provided is not, or ceases prior to the expiration of the 24-Month Period to be, exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), (B) the Company cannot provide the health, dental, disability and/or life insurance benefits without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), or (C) the Company is otherwise unable under applicable law to continue to cover Executive or Executive's dependents under its group health, dental, disability and/or life insurance plans without violating a prohibition on such coverage or incurring penalties and/or additional taxes as a result of such coverage, then, in any such case, an amount equal to each remaining premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the 24-Month Period (or the remaining portion thereof). Additionally, all equity and long-term incentive awards granted to Executive that have not vested will vest in accordance with the applicable provisions of the applicable incentive plan(s) and award agreement(s). The payment of severance shall be conditioned upon Executive's signing (and not revoking within the revocation period, if any, provided pursuant to the applicable release agreement) of a general release in favor of the Company. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or Executive under any other agreement or plan to which Executive is a party or of which Executive is a beneficiary.
(f)    Payment Timing; Separation from Service. Notwithstanding anything to the contrary in this Agreement, (i) the payments under Sections 4(c), (d) or (e) shall be made or commence, as applicable, on the Company's first regular payroll date occurring on or after the thirtieth (30th) day following the Executive's Separation from Service (as defined below) (such payroll date, the “First Payroll Date” ) (with amounts otherwise payable prior to the First Payroll Date paid on the First Payroll Date without interest thereon), and (ii) the payments and benefits provided for in Sections 4(c), (d) and (e) shall only be payable to Executive if and to the extent that Executive's termination of employment constitutes a “separation from service” from the Company within the meaning of Section 409A (as defined below) (a “Separation from Service”).

(g)    Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, to the extent required to comply with Section 409A (as defined below), no compensation or benefits, including without limitation any amounts payable under Sections 4(c), (d) and (e) hereof, shall be paid to Executive during the six (6)-month period following Executive's Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive's death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.

(h)    With respect to any of the severance above, Executive shall not be required to mitigate such payments through other employment.

(i)    With respect to any of the severance above, Executive understands and agrees that the payment of severance is conditioned upon Executive's compliance with the post-employment restrictive covenants in this Employment Agreement and that such severance payments will immediately cease if Executive violates such covenants. Further, as part of the general release that Executive must sign to receive any severance, Executive agrees that, if included as part of the release, he will re-confirm his commitment to the post-employment restrictive covenants in this Employment Agreement.
(j)    Retirement. Executive shall have the right to retire at age 65. Upon retirement, all equity and long-term incentive awards not vested as of the effective retirement date will continue to become vested, and in the case of stock options and stock appreciation rights, exercisable, according to their terms, but without regard to the termination of Executive's employment with the Company on the retirement date.

(k)    Parachute Payment Limitation. Notwithstanding anything in this Agreement to the contrary, any severance payments will be reduced to the extent necessary to avoid Section 280G/4999 excise taxes if the net after-tax value of the payments that Executive would receive without the reduction is not more than 10% greater than the net after-tax value of the payments that Executive would receive following the reduction.

(l)    Survival. The covenants of Executive in Sections 5, 6, and 7 hereof shall survive the termination of this Agreement and the end of Executive's employment hereunder and shall not be extinguished thereby except as set forth below.
(m)    Exclusive Remedy. The amounts payable in Paragraph 4 to Executive following termination of employment shall be in full and complete satisfaction of Executive’s rights under this Agreement and any other claims that Executive may have in respect of Executive’s employment with the Company or any of its subsidiary or affiliated entities, and Executive acknowledges that such amounts are fair and reasonable, and are Executive’s sole and exclusive remedy, in lieu of all other remedies at law or in equity, with respect to the termination of Executive’s employment hereunder or any breach of this Agreement.
5.    Agreement Not to Compete.

Executive agrees that commencing on the Promotion Date and continuing through the Applicable Period, he will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in the Company's sole discretion):

(a)    provide services of a leadership, management, executive, operational, or advisory capacity and/or participate in the ownership of or provide financial backing to an automotive dealership that is located within the Area;

(b)    provide senior/corporate level leadership, executive, operational, or advisory services to any corporate competitor of the Company who owns or operates one or more automotive dealerships within the Area; and

(c)    provide services of a leadership, management, executive, operational, or advisory capacity for anyone or any business whose focus is buying, conglomerating, or otherwise acquiring one or more automotive dealerships that are located within the Area.

For purposes of this Section 5, Executive acknowledges and agrees that the Company conducts business in the Area and that the Area is a reasonable geographic limitation.

Notwithstanding anything to the contrary contained in this Agreement, the Company hereby agrees that the foregoing covenant shall not be deemed breached as a result of the passive ownership by Executive of: (i) less than an aggregate of 5% of any class of stock of a business that competes with the Company; or (ii) less than an aggregate of 10% in value of any instrument of indebtedness of a business that competes with the Company. The Company further agrees that nothing in this Section 5 prohibits Executive from accepting employment from, and performing services for, businesses engaged in the finance industry, and businesses engaged in the manufacturing and/or sale of automobile parts or the provision of automotive service, provided such businesses do not also engage in the retail sale of automobiles within the Area. By way of example, nothing in this Section 5 would prohibit Executive from working with such businesses as Capital One Auto Finance, Wells Fargo Auto, NAPA Auto Parts, or Goodyear.

Upon Executive's termination of employment with the Company Executive agrees to re-confirm his commitment to the post-employment restrictive covenants in this Agreement. Executive further agrees that, as part of that re-confirmation, the term “Area” and Exhibit A hereto may be amended by the Company, but only to the extent necessary to list the addresses of the Company's headquarters and any automotive dealerships that the Company owns and/or operates as of the Termination Date.

6.    Agreement Not to Solicit/Hire Employees.

Executive agrees that commencing on the Promotion Date, continuing through the Applicable Period, and for an additional one (1) year thereafter, he will not, directly or indirectly, solicit, recruit or hire any employee of the Company (or any person who was an employee of the Company during the 12-month period preceding Executive's date of termination) or encourage any such employee to terminate employment with the Company.
7.    Ownership and Protection of Proprietary Information.

(a)    Confidentiality. All Company Information received or developed by Executive while employed by the Company is confidential to and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company, Executive will hold such Company Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Company Information disclosed to or developed by Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.
(b)    Return of Company Property. Upon request by the Company, and in any event upon termination of the employment of Executive with the Company for any reason, Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation and including electronic property of any type, all Company Information (and all embodiments thereof) then in Executive's custody, control or possession.

(c)    Protection of Company Information. Executive agrees that: (i) he will protect all Company Information from disclosure and will in no event take any action causing any Company Information to lose its character as Company Information, or fail to take the action necessary in order to prevent any Company Information from losing its status as Company Information; and (ii) he will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Company Information to any third party without the prior written consent of Company, which may be withheld in the Company's absolute discretion.
(d)    Survival. The restrictions on Executive's use or disclosure of all Company Information, as set forth in this section, shall apply through the Applicable Period and for an additional one (1) year thereafter and with respect to Trade Secrets shall survive beyond such period for so long as such information qualifies as a Trade Secret by the law of the applicable state.

8.    Construction/Enforcement of Post-Employment Covenants.

Executive agrees that the provisions of Sections 5, 6, and 7 are reasonable and properly required for the adequate protection of the business and the goodwill of the Company. However, if a judicial or arbitration determination is made that any of the provisions of Sections 5, 6, or 7 constitutes an unreasonable or otherwise unenforceable restriction against Executive, such provision(s) shall be modified or severed so as to permit enforcement of the provision(s) to the extent reasonable.

9.    Violation of Post-Employment Covenants.

If Executive breaches any provision in Sections 5, 6, and 7, Executive understands and agrees that the Company may stop paying any additional severance pursuant to Section 4 until such time as any dispute over Executive's alleged breaches of Sections 5, 6 and 7 have been resolved, either judicially or otherwise, and demand repayment of 50% of any such severance paid prior to the breach. Any forfeiture or repayment by Executive will not be in lieu of any other remedy provided for herein or injunctive relief ordering Executive to cease violating Executive's obligations or any other equitable relief. To the extent that Executive is determined through agreement or resolution of any pending claim to not have violated any covenant at issue, he shall receive any and all severance that has not been paid under the Agreement. If Executive breaches or threatens to breach any provision in Sections 5, 6, and 7, Executive agrees that the Company shall be entitled to seek an injunction or restraining order to restrain and enjoin such breach or threatened breach by Executive without the necessity of posting a bond or security in any form or amount, and Executive hereby waives any defense Executive may have that the Company has or will have an adequate remedy at law with respect to any such breach.

10.    No Set-Off.

The existence of any claim, demand, action or cause of action by Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Executive of any of his rights hereunder.

11.    Notice.

All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

If to the Company:	Asbury Automotive Group Inc. Attention: General Counsel 6655 Peachtree Dunwoody Road. N.E. Atlanta, GA 30328

If to Executive:	Daniel Clara To the most recent address and personal email, if applicable, of Executive set forth in the personnel records of the Company.
    Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof. Notices made electronically shall be effective on the day they are made.

12.    Miscellaneous.

(a)    Assignment. Neither this Agreement nor any right of the parties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.

(b)    Waiver. The waiver by the Company of any breach of this Agreement by Executive shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

(c)    Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the then-current rules and procedures of Henning Arbitration Services (or Miles Mediation & Arbitration if Henning is unable to serve as a neutral arbitrator or if parties both agree in writing to use Miles M&A instead of Henning) that apply to employment disputes. Any such arbitration shall be held in Atlanta, Georgia, or an alternative venue, if ordered by the Arbitrator.

Any party who desires to submit a claim to arbitration in accordance with this Section shall file its demand for arbitration with Henning Arbitration Services (or Miles Mediation & Arbitration if Henning is unable to serve as a neutral arbitrator or if parties both agree in writing to use Miles M&A instead of Henning) A copy of said demand shall be served on the other party in accordance with the notice provisions in Section 9 of this Agreement. The parties agree that they shall attempt in good faith to select an arbitrator by mutual agreement within twenty (20) days after the responding party's receipt of the demand for arbitration. If the parties do not agree on the selection of an arbitrator within that timeframe, an Arbitrator will be selected from a list of nine (9) qualified and impartial arbitrators provided by the arbitration service and the parties alternately shall strike names until only one name remains, with Executive starting the strike process. In any arbitration brought pursuant to this paragraph, the Company will be responsible for paying any administrative costs and fees of the Arbitrator and Arbitration Service, except that nothing herein shall be construed to restrict or prevent the Arbitrator from awarding any fees or costs that the Company is entitled to under the Federal Rules of Civil Procedure and/or as otherwise provided by applicable law.

The arbitrator's award shall be final and non-appealable except to the extent permitted by the Federal Arbitration Act. Nothing in this Subsection shall prevent the parties from settling any dispute or controversy by mutual agreement at any time. Moreover, this Subsection shall not preclude or restrict the Company from seeking and obtaining emergency injunctive relief in relation to matters regarding Executive's obligations under Sections 5, 6, and 7.

(d)    Applicable Law. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Delaware.

(e)    Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all earlier written or oral agreements, including but not limited to the Severance Pay Agreement for Key Employee agreed to by Executive and the Company on July 28, 2022.

(f)    Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.
(g)    Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

(h)    Captions and Section Headings. Except as set forth in Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

(i)    Code Section 409A.
(i)    General. To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). If, however, the Company determines that any compensation or benefits payable under this Agreement may be or become subject to Section 409A, the Company may in its sole discretion adopt such amendments to this Agreement or to adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions, as the Company determines necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A; provided, however, that this Section 12(i) shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.
(ii)    Separate Payments. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A and Section 4(l) hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.

(iii)    Taxable Reimbursements. To the extent that any payments or reimbursements provided to Executive under this Agreement are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such payments or reimbursements shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive's lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Executive have each executed and delivered this Agreement as of the date below.

On behalf of the Company:

By:     /s/ Jed Milstein        Date: May 4, 2026
Jed Milstein
Senior Vice President & Chief Human Resources Officer
ASBURY AUTOMOTIVE GROUP, INC.

On behalf of Executive:

By:     /s/ Daniel Clara        Date: May 4, 2026
    Daniel Clara

Exhibit A

As used in the Employment Agreement, “Area” means a 50-mile radius from any of the following addresses:

Address	City	State	Zip Code
6655 Peachtree Dunwoody Road, NE	Atlanta	GA	30328
10995 Westside Parkway	Alpharetta	GA	30009
11130 Alpharetta Highway	Roswell	GA	30076
11505 Alpharetta Highway	Roswell	GA	30076
1355 Cobb Parkway South	Marietta	GA	30060
1550 Mansell Road	Alpharetta	GA	30009
1606 Church Street	Decatur	GA	30033
2020 Cobb Parkway	Marietta	GA	30080
2550 The Nalley Way	Atlanta	GA	30360
2750 South Cobb Parkway	Smyrna	GA	30080
4115 Jonesboro Road	Union City	GA	30291
4197 Jonesboro Road	Union City	GA	30291
7849 Mall Parkway	Lithonia	GA	30038
7909 Mall Parkway	Lithonia	GA	30038
7969 Mall Parkway	Lithonia	GA	30038
980 Mansell Road	Roswell	GA	30076
1650 West 104th Avenue	Denver	CO	80234
4720 West 24th Street	Greeley	CO	80634
9899 East Arapahoe Road	Centennial	CO	80112
9899 East Arapahoe Road	Centennial	CO	80112
107 Andover Street, Route 114	Danvers	MA	1923
1120 Boston Providence Turnpike	Norwood	MA	2062
1130 Boston Providence Turnpike	Norwood	MA	2062
1168 Commonwealth Avenue	Boston	MA	2134
1188 Commonwealth Avenue	Boston	MA	2134
130 Boston Post Road	Sudbury	MA	1776
141 Boston Post Road	Sudbury	MA	1776
141 Derby Street	Hingham	MA	2043
1511 Bald Hill Road	Warwick	RI	2886
185 Taunton Avenue	Seekonk	MA	2771
2 Latti Farm Road, Route 20	Millbury	MA	1527
22 Brighton Avenue	Boston	MA	2134
25 Providence Highway	Sharon	MA	2067
253 North Main Street	Natick	MA	1760
308 Boylston Street	Brookline	MA	2445

Address	City	State	Zip Code
310 Turnpike Road	Westborough	MA	1581
32 Brighton Avenue	Boston	MA	2134
33 Cambridge Street	Burlington	MA	1803
385 Broadway	Lynnfield	MA	1940
395 Broadway	Lynnfield	MA	1940
531 Boston Post Road	Wayland	MA	1778
531 Boston Post Road	Wayland	MA	1778
533 Boston Post Road	Wayland	MA	1778
533 Boston Post Road	Wayland	MA	1778
60 Mystic Avenue	Medford	MA	2155
62 Cambridge Street	Burlington	MA	1803
64 Cambridge Street	Burlington	MA	1803
720 Morrissey Boulevard	Boston	MA	2122
735 Southbridge Street	Auburn	MA	1501
735 Southbridge Street	Auburn	MA	1501
75 Granite Street	Braintree	MA	2184
75 Otis Street	Westborough	MA	1581
809 Washington Street	Auburn	MA	1501
83 and 105 Boston Post Road	Sudbury	MA	1776
90 Andover Street	Danvers	MA	1923
93 Cambridge Street	Burlington	MA	1803
2001 Stony Creek Road	Noblesville	IN	46060
3232 Harper Road	Indianapolis	IN	46240
3477 East Conner Street	Noblesville	IN	46060
450 East Northfield Drive	Brownsburg	IN	46112
8693 East US Highway 36	Avon	IN	46123
9900 Pleasant Street	Noblesville	IN	46060
10600 Atlantic Boulevard	Jacksonville	FL	32225
10859 Philips Highway	Jacksonville	FL	32256
10880 Philips Highway	Jacksonville	FL	32256
11003 Atlantic Boulevard	Jacksonville	FL	32225
11051 South Orange Blossom Trail	Orlando	FL	32837
11340 Philips Highway	Jacksonville	FL	32256
2308 South Woodland Boulevard	Deland	FL	32720
2655 North Volusia Avenue	Orange City	FL	32763
2677 North Volusia Avenue	Orange City	FL	32763
2925 US 1 South	St. Augustine	FL	32086
31975 US Highway 19 North	Palm Harbor	FL	34684
4400 South US Highway 1	Fort Pierce	FL	34982
4429 US 1 South	Fort Pierce	FL	33954

Address	City	State	Zip Code
4450 US 1 South	Fort Pierce	FL	34982
4500 US 1 South	Fort Pierce	FL	34982
7245 Blanding Boulevard	Jacksonville	FL	32244
9650 Atlantic Boulevard	Jacksonville	FL	32225
10207 Philadelphia Road	White Marsh	MD	21162
1051 East Broad Street	Falls Church	VA	22044
1107 West Street	Annapolis	MD	21401
12421 Auto Drive	Clarksville	MD	21029
13779 Noblewood Plaza	Woodbridge	VA	22193
14208 Richmond Highway	Woodbridge	VA	22191
14530 Richmond Highway	Woodbridge	VA	22191
1880 Opitz Boulevard	Woodbridge	VA	22191
2000 Chain Bridge Road	Vienna	VA	22182
2050 Chain Bridge Road	Vienna	VA	22182
375 Baltimore Boulevard	Westminster	MD	21157
4045 Lee Highway	Arlington	VA	22207
46869 Harry Byrd Highway	Sterling	VA	20164
5395 Nottingham Drive	White Marsh	MD	21162
6631 Baltimore National Pike	Catonsville	MD	21228
6970 Security Boulevard	Baltimore	MD	21244
8529 Leesburg Pike	Vienna	VA	22182
8610 Leesburg Pike	Vienna	VA	22182
9610 Reisterstown Road	Owings Mills	MD	21117
10055 West Papago Freeway	Avondale	AZ	85323
10101 West Papago Freeway	Avondale	AZ	85323
10205 West Papago Freeway	Avondale	AZ	85323
10905 South Auto Mall Drive	Sandy	UT	84070
10990 South Automall Drive	Sandy	UT	84070
11196 West Fairview Avenue	Boise	ID	83713
11442 South Lone Peak Parkway	Draper	UT	84020
11548 South Lone Peak Parkway	Draper	UT	84020
11595 West 6th Avenue	Lakewood	CO	80215
13165 North Autoshow Avenue	Surprise	AZ	85388
1340 South 500 West	Salt Lake City	UT	84115
17336 North 84th Lane	Peoria	AZ	85382
2025 Riverview Auto Drive	Mesa	AZ	85201
222 South Auto Drive	Boise	ID	83709
2500 West 104th Avenue	Thornton	CO	80234
2727 South Havana Street	Aurora	CO	80014
350 South Havana Street	Aurora	CO	80012

Address	City	State	Zip Code
4220 East 22nd Street	Tucson	AZ	85711
460 East Auto Center Drive	Mesa	AZ	85204
5500 South State Street	Murray	UT	84107
5650 South State Street	Murray	UT	84107
5808 South State Street	Murray	UT	84107
5995 Alameda Boulevard NE	Albuquerque	NM	87113
7201 & 7501 Lomas Boulevard NE	Albuquerque	NM	87110
7710 West Gratz Drive	Boise	ID	83709
7800 East 22nd Street	Tucson	AZ	85710
8303 West Colfax Avenue	Lakewood	CO	80214
8425 W Bell Road	Peoria	AZ	85382
8528 Lomas Boulevard NE	Albuquerque	NM	87110
8633 West Bell Road	Peoria	AZ	85382
8665 West Bell Road	Peoria	AZ	85382
8800 Lomas NE	Albuquerque	NM	87112
900 West AutoMall Drive	Tucson	AZ	85705
9733 Coors Boulevard NW	Albuquerque	NM	87114
9820 Coors Boulevard NW	Albuquerque	NM	87114
1300 East State Highway 114	Dallas	TX	75261
3515 Inwood Road	Dallas	TX	75209
4201 Beltway Place	Arlington	TX	76018
5601 Bryant Irvin Road	Fort Worth	TX	76132
6107 Lemmon Avenue	Dallas	TX	75209
6113 Lemmon Avenue	Dallas	TX	75209
6785 Dallas Parkway	Plano	TX	75024
901 East State Highway 114	Grapevine	TX	76051
2686 Laurens Road	Greenville	SC	29607
2700 Laurns Road	Greenville	SC	29607
15000 West Colfax Avenue	Lakewood	CO	80401
444 South Havana Street	Aurora	CO	80012
5500 South Broadway	Littleton	CO	80121
780 Denver West Colorado Mills Boulevard	Lakewood	CO	80401
7999 West Colfax Avenue	Lakewood	CO	80214
801 Denver West Colorado Mills Boulevard	Lakewood	CO	80401
8177 Raspberry Way	Frederick	CO	80504
8337 Rasberry Way	Frederick	CO	80504
3800 West Hillsborough Avenue	Tampa	FL	33614
3810 West Hillsborough Avenue	Tampa	FL	33614
4400 North Dale Mabry Highway	Tampa	FL	33614
4600 North Dale Mabry Highway	Tampa	FL	33614

Address	City	State	Zip Code
9205 Adamo Drive	Tampa	FL	33619
9207 Adamo Drive	Tampa	FL	33619
9210 Adamo Drive	Tampa	FL	33619
1601 North Dallas Parkway (7200 State Highway 121)	Frisco	TX	75034
300 West Loop 820 South	Ft. Worth	TX	76108
3700 West Airport Freeway	Irving	TX	75062
6400 TX-121	Frisco	TX	75034
6645 Dallas Parkway	Plano	TX	75024
12100 Midlothian Turnpike	Midlothian	VA	23113
8704 West Broad Street	Richmond	VA	23294
8710 West Broad Street	Richmond	VA	23294
8712 West Broad Street	Richmond	VA	23294